Exhibit 99.1

ASPECT COMMUNICATIONS REPORTS THIRD QUARTER 2004
FINANCIAL RESULTS

SAN JOSE, Calif., October 19, 2004 — Aspect Communications Corporation (Nasdaq: ASPT), a leading provider of enterprise customer contact solutions, today reported financial results for the third quarter ended September 30, 2004.

THIRD QUARTER FINANCIAL RESULTS:

Revenues for the third quarter of 2004 totaled $91.2 million compared to $92.6 million for the third quarter last year and $91.0 million for the second quarter of 2004. Product revenue in the third quarter of 2004 was $30.8 million compared to $30.3 million for the third quarter last year and $29.8 million for the second quarter of 2004. Services revenue totaled $60.4 million in the third quarter compared to $62.3 million for the third quarter last year and $61.1 million for the second quarter of 2004.

Net income attributable to common shareholders for the third quarter was $11.3 million or a profit of $0.14 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $8.2 million or a profit of $0.11 per share for the third quarter of 2003 and a net income attributable to common shareholders of $12.2 million or a profit of $0.15 per share for the second quarter of 2004.

“We are encouraged by our continued development of customer loyalty and financial strength,” said Gary Barnett, Aspect President and CEO. “We are also excited about the September availability of Aspect Uniphi Suite, our next-generation contact center platform that truly converges and leverages the best of our best-in-class products, extending what Aspect has been delivering for nearly 20 years. Our customers will experience this new offering at our annual customer conference, eBiz 2004, in New Orleans next week.”

For the third quarter of 2004, gross margins were 59%. This compares to 57% for the third quarter of 2003 and 60% for the second quarter of 2004. Operating expenses were $39.0 million for the third quarter of 2004 compared to $39.1 million for the same period last year and $38.4 million in the second quarter of 2004.

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Aspect Communications Announces Financial Results for the Quarter ended September 30, 2004, page 2

Cash, cash equivalents, and short-term investments totaled $183.3 million as of September 30, 2004. This compares to $212.4 million as of June 30, 2004. During the third quarter the company repaid the remaining $40 million in debt outstanding under its $100 million credit facility. The company generated $12.9 million in cash from operations during the third quarter. Accounts receivable at quarter-end totaled $41.2 million and days sales outstanding were 32 days compared to 30 days at June 30, 2004.

THIRD QUARTER OPERATIONAL HIGHLIGHTS:

During the third quarter Aspect sold to customers across a variety of industry segments. Some of these customers included: APAC Customer Services, Alltel, Aviva Canada, BSC Group, CCC Competence Call Center, DaimlerChrysler, UK Inland Revenue, Royal Bank of Scotland, StarTek and Vivento.

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

•	The company is planning for fourth quarter total revenue to be in a range of $91 million to $93 million.

•	Earnings per share for the fourth quarter are expected to be in a range of $0.13 to $0.15.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss third quarter 2004 results. A replay of the conference call will be available from October 19, 2004 at 5:00 pm Pacific Time through October 26, 2004 at 8:59 pm Pacific Time by calling 800-388-9064 or 402-220-1116. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

About Aspect Communications

Aspect Communications Corporation is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading

Aspect Communications Announces Financial Results for the Quarter ended September 30, 2004, page 3 corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on 19 years of expertise. Aspect is headquartered in San Jose, Calif., with offices in countries around the world.

Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

Certain statements contained in this press release, including but not limited to, statements relating to expected fourth quarter total revenue and earnings per share are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; the loss of support customers or if one or more support contracts is delayed, reduced or cancelled; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Aspect Communications Announces Financial Results for the Quarter ended September 30, 2004, page 4

Carrie Kovac
Director, Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		September 30,
	2004	2003	2004	2003	2004	2003
Net revenues:
Software license	$17,753	$18,710	$18,961	$16,329	$53,319	$49,992
Hardware	13,040	11,582	10,885	11,159	35,455	31,905

Software license updates and product support	52,178	54,558	52,566	53,656	159,001	160,518
Professional services and education	8,243	7,779	8,573	8,281	25,911	24,047

Services	60,421	62,337	61,139	61,937	184,912	184,565

Total net revenues	91,214	92,629	90,985	89,425	273,686	266,462

Cost of revenues:
Cost of software license revenues	2,188	1,663	2,299	2,416	6,043	6,472
Cost of hardware revenues	8,849	9,314	8,252	10,074	25,431	28,365
Cost of services revenues	25,316	25,328	25,273	25,218	75,828	77,570
Amortization of intangible assets and stock-based compensation	724	1,238	725	1,211	2,174	3,692
Impairment of intangible assets	—	2,000	—	—	—	2,000

Total cost of revenues	37,077	39,543	36,549	38,919	109,476	118,099

Gross margin	54,137	53,086	54,436	50,506	164,210	148,363
Operating expenses:
Research and development	11,314	12,189	11,169	12,414	33,826	37,491
Sales and marketing	19,863	19,598	19,517	20,269	58,978	60,222
General and administrative	7,744	7,091	7,221	5,524	21,907	16,930
Restructuring charges	—	—	—	2,997	—	2,997
Amortization of intangible assets and stock-based compensation	95	205	523	211	634	562

Total operating expenses	39,016	39,083	38,430	41,415	115,345	118,202

Income from operations	15,121	14,003	16,006	9,091	48,865	30,161
Interest and other income (expense), net	184	(1,182)	377	(1,373)	508	(4,322)
Net income before income taxes	15,305	12,821	16,383	7,718	49,373	25,839
Provision for income taxes	1,821	2,575	1,955	1,250	5,887	5,072

Net income before cumulative effect of change in accounting principle	13,484	10,246	14,428	6,468	43,486	20,767
Cumulative effect of change in accounting principle	—	—	—	—	—	(777)

Net income	13,484	10,246	14,428	6,468	43,486	19,990
Less preferred stock dividend, accretion, and amortization	(2,223)	(2,053)	(2,180)	(2,013)	(6,539)	(5,605)

Net income attributable to common shareholders	$11,261	$8,193	$12,248	$4,455	$36,947	$14,385

Earnings per share before cumulative effect of change in accounting principle	$0.14	$0.11	$0.15	$0.06	$0.46	$0.20
Cumulative effect of change in accounting principle	—	—	—	—	—	(0.01)
Basic earnings per share (1)	$0.14	$0.11	$0.15	$0.06	$0.46	$0.19
Basic weighted average shares outstanding	59,373	54,612	58,756	53,576	58,623	53,834
Diluted earnings per share	$0.14	$0.11	$0.15	$0.06	$0.46	$0.19
Diluted weighted average shares outstanding	85,117	81,967	85,792	54,914	85,697	56,347

(1) Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended September 30, 2004 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.14 earnings per share per Common Shareholder, as shown above. The calculation for the nine months ended September 30, 2004 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.46 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, diluted earnings per Common share would be $0.16 for the three months ended September 30, 2004 and $0.51 for the nine months ended September 30, 2004.

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	September 30,	June 30,	December 31,	September 30,
	2004	2004	2003	2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$183,277	$212,409	$163,992	$126,730
Accounts receivable, net	41,168	37,252	39,561	45,569
Inventories	3,981	5,931	6,176	7,964
Other current assets	15,008	17,982	19,145	14,761

Total current assets	243,434	273,574	228,874	195,024
Property and equipment, net	65,306	65,364	68,599	71,953
Intangible assets, net	5,739	6,463	7,930	8,687
Other assets	4,935	5,401	5,182	7,962

Total assets	$319,414	$350,802	$310,585	$283,626

Liabilities, redeemable convertible preferred stock and shareholders’ equity
Current liabilities:
Short-term borrowings	$181	$123	$1,732	$7,038
Accounts payable	7,309	6,273	4,936	6,753
Accrued compensation and related benefits	20,788	19,503	17,773	16,338
Other accrued liabilities	59,187	56,032	64,790	61,744
Deferred revenues	49,132	61,448	50,200	50,449
Convertible subordinated debentures	—	—	—	956

Total current liabilities	136,597	143,379	139,431	143,278
Long term borrowings	180	40,037	39,436	35,902
Other long-term liabilities	5,200	7,538	11,021	12,263

Total liabilities	141,977	190,954	189,888	191,443
Redeemable convertible preferred stock	40,222	37,998	33,681	32,726
Shareholders’ equity	137,215	121,850	87,016	59,457

Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$319,414	$350,802	$310,585	$283,626

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands - unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$13,484	$10,246	$43,486	$19,990
Reconciliation of net income to cash provided by operating activities:
Depreciation	5,682	5,816	17,528	18,549
Amortization of intangible assets	724	1,267	2,191	3,810
Non-cash compensation and services expenses	95	173	618	446
Loss on disposal of property	11	273	30	297
Loss on extinguishment of debt	—	—	—	17
Loss on short-term investments, net	487	—	1,285	—
Cumulative effect of change in accounting principle	—	—	—	777
Impairment of intangible assets	—	2,000	—	2,000
Non-cash interest expense on debentures	—	802	—	4,409
Deferred taxes	—	(141)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(3,849)	(155)	(1,762)	7,645
Inventories	1,982	1,118	2,156	(882)
Other current assets and other assets	3,412	1,128	5,568	(1,869)
Accounts payable	1,036	(582)	2,358	1,066
Accrued compensation and related benefits	1,282	602	3,007	138
Other accrued liabilities	836	3,179	(11,634)	(7,429)
Deferred revenues	(12,325)	(1,167)	(1,292)	19,581

Net cash provided by operating activities	12,857	24,559	63,539	68,545
Cash flows from investing activities:
Short-term investments purchases	(51,470)	(30,871)	(161,971)	(134,215)
Short-term investments sales and maturities	66,206	32,797	131,624	145,484
Property and equipment purchases	(5,319)	(1,185)	(13,937)	(3,145)

Net cash provided by (used in) investing activities	9,417	741	(44,284)	8,124
Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,964	5,273	12,726	6,393
Proceeds from issuance of preferred stock, net	—	—	—	43,564
Payments on capital lease obligations	(89)	(31)	(157)	(342)
Proceeds from borrowings	—	—	40,000	—
Payments on borrowings	(40,000)	(1,734)	(80,979)	(5,147)
Payments on financing costs	—	—	(1,096)	—
Payments on repurchase of convertible subordinated debentures	—	(122,827)	—	(128,439)

Net cash used in financing activities	(37,125)	(119,319)	(29,506)	(83,971)
Effect of exchange rate changes on cash and cash equivalents	393	(427)	953	(281)

Net decrease in cash and cash equivalents	(14,458)	(94,446)	(9,298)	(7,583)
Cash and cash equivalents:
Beginning of period	80,813	152,914	75,653	66,051

End of period	66,355	58,468	66,355	58,468
Short-term investments at the end of period	116,922	68,262	116,922	68,262

Cash, cash equivalents and short-term investments	$183,277	$126,730	$183,277	$126,730

Supplemental disclosure of cash flow information:
Cash paid for interest	$441	$675	$1,457	$2,195
Cash paid for income taxes	$1,010	$40	$4,892	$396
Supplemental schedule of noncash investing and financing activities
Accrued preferred stock dividend and amortization of redemption premium	$1,856	$1,704	$5,453	$4,647
Amortization of beneficial conversion feature	$367	$349	$1,086	$958
Beneficial conversion feature	$—	$—	$—	$17,583
Issuance (cancellation) of restricted stock	$—	$—	$408	$(56)